                                                                EXHIBIT 10.28

                                 WEED & CO. L.P.

              CAPITAL FORMATION - BUSINESS STRATEGY - LEGAL AFFAIRS

        4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660
               TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087
                      EMAIL: SPECIALPROJECTCOUNSEL@MSN.COM

WRITER'S DIRECT NUMBER
  (949) 475-7730


                                 April 28, 2000



Villabeach Investments Limited
c/o Dr. Batliner & Partner
Aeulestrasse 74
FL-9490 Vaduz, Liechtenstein
Attention:  Hans Gassner

Re: Private Equity Line of Credit Agreement Between Villabeach Investments
    Limited and MediaX Corporation

Ladies and Gentlemen:

This opinion is furnished to you pursuant to the Private Equity Line of Credit Agreement by and between Villabeach Investments Limited (the "Investor") and MediaX Corporation (the "Company"), dated as of April 27, 2000 (the "Line of Credit Agreement"), which provides for the issuance and sale by the Company of up to $6,000,000 of Common Stock of the Company and certain additional shares upon the occurrence of certain events as set forth in Section 2.5 thereof (the "Blackout Shares"). All terms used herein have the meanings defined for them in the Line of Credit Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the negotiation of the Line of Credit Agreement, the Warrant dated April 27, 2000 issued to the Investor at the initial Closing (the "Warrant"), the Registration Rights Agreement between the Investor and the Company, dated as of April 27, 2000 (the "Registration Rights Agreement"), and the Escrow Agreement between the Investor, the Company and Epstein Becker & Green, P.C., dated as of April 27, 2000 (the "Escrow Agreement", and together with the Line of Credit Agreement, the Warrant and the Registration Rights Agreement, the "Agreements"). As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression "to our knowledge" refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the Warrant and the transactions contemplated thereby.

For purposes of this opinion, we have assumed that the Investor has all requisite power and authority, and has taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Investor in the Agreements and pursuant thereto are true and correct.

Based upon and subject to the foregoing, we are of the opinion that:

               1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority (corporate and other) to carry on its business and to own, lease and operate its properties and assets as described in the Company's SEC Documents. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the Company owns or leases property, other than those in which the failure so to qualify would not have a Material Adverse Effect.

               2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Put Shares, the Blackout Shares, the Warrants and the Warrant Shares. The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. Each of the Agreements has been duly executed and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application.

               3. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Put Shares, the Blackout Shares, the Warrant and the Warrant Shares, do not and will not (i) result in a violation of the Company's Articles of

Incorporation or By-Laws; (ii) to our knowledge, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture, instrument or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party; or (iii) result in a violation of any federal or state law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect. To our knowledge, the Company is not in violation of any terms of its Articles of Incorporation or Bylaws.

               4. When issued and paid for, the Put Shares, the Blackout Shares and the Warrant Shares will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company's Articles of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is a party.

               5. To our knowledge, except as disclosed in the SEC Documents, there are no claims, actions, suits, proceedings or investigations that are pending against the Company or its properties, or against any officer or director of the Company in his or her capacity as such, nor has the Company received any written threat of any such claims, actions, suits, proceedings, or investigations.

               6. To our knowledge, there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any right to subscribe for or acquire any shares of Common Stock or contracts, commitments, understanding, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock, except as described in the SEC Documents or the Agreements. To our knowledge, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

               7. Subject to compliance with the Principal Market's corporate governance rules, the issuance of the Put Shares, the Blackout Shares and the Warrant Shares will not violate the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed.

               8. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, $0.0001 par value per share, of which 7,578,394 shares are issued and outstanding and 10,000,000 shares of preferred stock, $0.0001 par value, of which none are issued or outstanding.

               This opinion is furnished to the Investor solely for its benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.


                                        Very truly yours,


                                        /s/ Richard O. Weed
                                        ----------------------------------------
                                        Richard O. Weed
                                        Managing Director/Special Projects